UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2022

Compass Minerals International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31921	36-3972986
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9900 West 109th Street

Suite 100

Overland Park, KS 66210

(Address of principal executive offices)

(913) 344-9200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	CMP	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 14, 2022, Compass Minerals International, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Koch Minerals & Trading LLC (the “Purchaser” and together with certain of its affiliates as outlined in the Stock Purchase Agreement, the “Investor”), pursuant to which the Company has agreed to issue and sell in a private placement to the Purchaser 6,830,700 shares of the Company’s common stock, par value $0.01 per share (“Common Stock” and, such shares to be issued and sold to the Purchaser pursuant to the Stock Purchase Agreement, the “Issued Shares”), for an aggregate purchase price of $252 million (the “Private Placement”). The closing of the Private Placement (the “Closing”) is conditioned upon certain closing conditions, including, among others, obtaining clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Purchaser and Investor are affiliates of Koch Industries, Inc. (“KII”).

The Issued Shares are being issued and sold at a per share purchase price of $36.87 (the “Purchase Price”). At the Closing, the Investor will hold approximately 17% of the issued and outstanding Common Stock. The Company expects to use approximately $200,000,000 of the proceeds from the Private Placement to advance the first phase of the Company’s sustainable lithium development project and to use the remaining net proceeds from the Private Placement to reduce debt.

The Stock Purchase Agreement contains representations and warranties by the Company and the Purchaser and certain pre-closing covenants of the Company, the Purchaser and the Investor, and other rights, obligations and restrictions, in each case for the sole benefit of the Company, the Purchaser and the Investor, respectively, which the Company believes are customary for transactions of this type. The Stock Purchase Agreement contains additional post-closing covenants, including those described below.

Under the terms of the Stock Purchase Agreement, upon the Closing, the Investor will have the right to appoint two designees (the “Investor Designees”) to the Board of Directors of the Company (the “Board”) subject to the reasonable prior consent of the Board’s Nominating/Corporate Governance Committee. So long as the Investor and its permitted transferees collectively beneficially own shares of Common Stock representing (i) at least 15% of the outstanding Common Stock, the Investor will be entitled to designate two Investor Designees, and (ii) less than 15% and at least 10% of the outstanding Common Stock, the Investor will be entitled to designate one Investor Designee.

During the period when the Investor continues to beneficially own in the aggregate Common Stock representing at least 10% of the aggregate outstanding Common Stock (the “Ownership Period”), the Investor will be obligated to vote its shares of Common Stock (a) in favor of each director recommended by the Board, (b) against any stockholder nominations for directors not recommended by the Board, (c) in favor of the Company’s proposal for ratification of the appointment of the Company’s independent registered public accounting firm, (d) in favor of the Company’s “say-on-pay” and “say-on-frequency” proposals, if applicable, and any proposal by the Company relating to executive compensation as recommended by the Board, and (e) against any proposal from certain “activist” stockholders that is not approved or recommended by the Board (or a duly authorized committee thereof).

Under the terms of the Stock Purchase Agreement, the Investor will also be bound by customary transfer and standstill restrictions, and be afforded certain preemptive rights, customary information rights and customary registration rights with respect to the shares of Common Stock beneficially owned by the Investor. In particular, the Investor (a) will be prohibited, subject to certain customary exceptions, from transferring any Issued Shares for 12 months following the Closing, and (b) during the Ownership Period, will be subject to certain standstill restrictions, including that the Investor will be restricted from acquiring additional equity securities of the Company if such acquisition would result in Investor acquiring beneficial ownership of more than 19.99% of the Company’s Common Stock. In addition, during the Ownership Period, in the event that the Company proposes to make any offering of any equity securities, or instrument convertible into or exchangeable for any equity securities, of the Company or any of its subsidiaries, the Investor will have preemptive rights to acquire its pro rata portion, based on the number of shares of Common Stock held by the Investor compared to the outstanding Common Stock, with respect to such proposed issuance and sale.

Pursuant to the Stock Purchase Agreement, the Company and the Purchaser have agreed to work in good faith prior to and after the closing of the Private Placement to negotiate, execute and deliver mutually satisfactory term sheets and documentation principles for definitive written agreements in respect of (a) certain supply and procurement arrangements (including for raw materials and reagents to be used by the Company’s lithium project), (b) certain freight or logistics services arrangements; and (c) lithium marketing.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

The Stock Purchase Agreement has been filed herewith to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company or any of its subsidiaries or affiliates. The representations, warranties and covenants contained in the Stock Purchase Agreement were made by the parties thereto only for purposes of the Stock Purchase Agreement and as of specific dates as set forth therein; were made solely for the benefit of the parties to the Stock Purchase Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Stock Purchase Agreement; may have been made for the purposes of allocating contractual risk between the parties to the Stock Purchase Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. Accordingly, such representations, warranties and covenants or any descriptions thereof should not be relied on by any persons as characterizations of the actual state of facts and circumstances of the Company or any of its subsidiaries or affiliates at the time they were made and the information in the Stock Purchase Agreement should be considered in conjunction with the entirety of the factual disclosure about the Company in the Company’s public reports filed with the Securities and Exchange Commission (the “Commission”). Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Stock Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K relating to the Private Placement is incorporated by reference herein.

The issuance of the Issued Shares will be exempt from registration pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Purchaser represented to the Company that it is an “accredited investor” as defined in Rule 501 of the Securities Act and that the Issued Shares are being acquired solely for investment and with no intention to distribute, and appropriate legends will be affixed to any certificates evidencing any Issued Shares.

Item 7.01.	Regulation FD Disclosure.

On September 14, 2022, the Company issued a press release announcing the signing of the Stock Purchase Agreement. A copy of this press release is being furnished as Exhibit 99.1 and incorporated by reference herein.

The information contained in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

FORWARD-LOOKING STATEMENTS

This Current Report may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may generally be identified by the use of words such as “may”, “will”, “expect”, “plan”, “potential”, “future”, “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters, although not all forward-looking statements contain such identifying words. Forward-looking statements may include, without limitation, statements about the Private Placement, the Investor or its affiliates, whether and when the Private Placement may be consummated and anticipated potential benefits thereof; expected uses of the proceeds of the Private Placement; the future financial performance of the Company; future value creation opportunities between the Company and the Investor and its affiliates; and the Company’s lithium development project, including its timing and expected production capacity, and the potential execution and terms of any binding additional commercial agreements. These statements are based on the Company’s current expectations and involve risks and uncertainties that could cause the Company’s actual results to differ materially. The differences could be caused by a number of factors including those factors identified in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Transitional and Quarterly Reports on Forms 10-KT and 10-Q, as well as the Company’s other Commission filings. The Company undertakes no obligation to update any forward-looking statements made in this Current Report to reflect future events or developments, except as required by law.

The Company has completed an initial assessment to define the lithium resource at the Company’s existing operations in accordance with applicable Commission regulations, including Subpart 1300. Pursuant to Subpart 1300, mineral resources are not mineral reserves and do not have demonstrated economic viability. The Company’s mineral resource estimates, including estimates of the lithium resource, are based on many factors, including assumptions regarding extraction rates and duration of mining operations, and the quality of in-place resources. For example, the process technology for commercial extraction of lithium from brines with low lithium and high impurity (primarily magnesium) is still developing. Accordingly, there is no certainty that all or any part of the lithium mineral resource identified by the Company’s initial assessment will be converted into an economically extractable mineral reserve.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

10.1	Stock Purchase Agreement, dated as of September 14, 2022, by and between Compass Minerals International, Inc. and Koch Minerals & Trading LLC

99.1	Press Release, dated as of September 14, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS MINERALS INTERNATIONAL, INC.

Date: September 14, 2022	By:	/s/ Lorin Crenshaw
	Name:	Lorin Crenshaw
	Title:	Chief Financial Officer